Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Genmab A/S of our report dated April 1, 2019, relating to the consolidated financial statements of Genmab A/S, which appears in Genmab A/S’s Registration Statement on the Form F-1/A, filed with the Securities and Exchange Commission on July 16, 2019.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
July 17, 2019